HASBRO CLOSES INVESTMENT IN JOINT VENTURE WITH
DISCOVERY COMMUNICATIONS

PAWTUCKET, R.I., and SILVER SPRING, MD., MAY 22, 2009 – Hasbro, Inc. (NYSE:HAS) and Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) announced today the closing of Hasbro’s purchase of a 50 percent interest in a joint venture which holds the Discovery Kids Network in the United States. Hasbro and Discovery plan for the joint venture to create a rebranded television network dedicated to high-quality children’s and family entertainment.

The rebranded network is scheduled to premiere in late 2010. The network will feature content from Hasbro’s rich portfolio of entertainment and educational properties, and content from Discovery’s extensive library of award-winning children’s educational programming, as well as programming from third-party producers.

About Hasbro
Hasbro, Inc. (NYSE:HAS) is a worldwide leader in children’s and family leisure time products and services with a rich portfolio of brands and entertainment properties that provides some of the highest quality and most recognizable play and recreational experiences in the world. As a brand-driven, consumer-focused global company, Hasbro brings to market a range of toys, games and licensed products, from traditional to high-tech and digital, under such powerful brand names as TRANSFORMERS, PLAYSKOOL, TONKA, MILTON BRADLEY, PARKER BROTHERS, CRANIUM and WIZARDS OF THE COAST. Come see how we inspire play through our brands at http://www.hasbro.com. © 2009 Hasbro, Inc. All Rights Reserved.

About Discovery Communications
Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) is the world’s number one nonfiction media company reaching more than 1.5 billion cumulative subscribers in 170 countries. Discovery empowers people to explore their world and satisfy their curiosity through 100-plus worldwide networks, led by Discovery Channel, TLC, Animal Planet, Science Channel, Planet Green, Investigation Discovery and HD Theater, as well as leading consumer and educational products and services, and a diversified portfolio of digital media services including HowStuffWorks.com. For more information, please visit www.discoverycommunications.com.

News Media Contacts:

For Hasbro:	Wayne Charness at 401-727-5983; wcharness@hasbro.com

For Discovery: Tammy Shea, 240-662-6506; Tammy—Shea@discovery.com

Investor Relations Contacts:

For Hasbro:	Karen Warren at 401-727-5401; kwarren@hasbro.com

For Discovery: Craig Felenstein at 212-548-5109; craig—felenstein@discovery.com

Certain statements contained in this press release, including statements related to the future expectations and timing for the rebranding of the network, the types of content which the parties currently plan to create and distribute via the network, and expectations for the performance of the rebranded network, constitute forward-looking statements. Such forward-looking statements are subject to known and unknown risks and the actual actions or results may differ from these current expectations. Factors which might cause a difference between actual and expected events include: (i) greater than expected costs or unexpected delays associated with the steps necessary to rebrand the network, (ii) greater than expected costs or unexpected delays related to Hasbro’s establishment and development of the team and infrastructure to create and produce content for the network, (iii) changes in plans with respect to the future content to be created for the network or the timing for its development, or with respect to the branding and marketing for the network, (iv) consumer interest in and acceptance of the network and its programming, or in entertainment-related product associated with the network, (v) the financial performance of the network and other factors which impact the resources the network has available and/or determines to spend on programming, advertising and marketing, (vi) the willingness and ability of Hasbro and Discovery to assist the network in meeting any financial shortfalls it may experience or to otherwise support the network, (vii) increased costs associated with, or delays in the production of, planned content for the network, (viii) other factors which may lead to changes in the branding of the network and/or the content to be developed for the network, as well as (ix) other factors which are discussed in Hasbro’s and Discovery’s public announcements and SEC filings. Neither party undertakes any obligation to update these forward-looking statements for events occurring after the date of this press release.

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